SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 18, 2001

Digital Island, Inc.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-26283 (Commission File Number)	680322824 (IRS Employer Identification No.)
45 Fremont Street, 12th Floor, San Francisco, California (Address of principal executive offices)		94105 (Zip Code)

Registrant's telephone number, including area code             (415) 738-4100

Not Applicable
(Former name or former address, if changed since last report.)

Item 1.    CHANGE OF CONTROL OF REGISTRANT

    On May 21, 2001, Dali Acquisition Corp., a Delaware corporation ("Dali"), and a wholly owned subsidiary of Cable and Wireless plc, a public limited company organized and existing under the laws of England and Wales ("Cable & Wireless"), commenced a tender offer (the "Offer") to purchase all of the outstanding shares of our common stock, $0.001 par value (the "Shares"), for $3.40 per Share upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 21, 2001, as amended on May 22, 2001, May 31, 2001, June 6, 2001 and June 19, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal included in a Tender Offer Statement on Schedule TO.

    The Offer is being made pursuant to an Agreement and Plan of Merger, dated May 14, 2001, by and among Cable & Wireless, Dali and the Registrant (the "Merger Agreement"). The Merger Agreement provides that, among other things, as soon as practicable after satisfaction or waiver of the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the Delaware General Corporate Law, Dali will be merged with and into the Registrant with the Registrant continuing as the surviving corporation and a wholly owned subsidiary of Cable & Wireless (the "Merger").

    On June 18, 2001, the initial offering period expired pursuant to its terms. Cable & Wireless was informed by Computershare Trust Company of New York, the depositary for the Offer, that approximately 62,691,770 Shares were validly tendered and not withdrawn as of the expiration of the initial offering period, representing approximately eighty percent (76.2%) of the issued and outstanding Shares as of May 10, 2001. As a result of the consummation of the initial offering period, there has been a change of control of the Registrant.

    On June 19, 2001, a subsequent offering period for the Offer commenced and will expire at 12:00 midnight, New York City time, on July 17, 2001. During the subsequent offering period, Shares will be accepted and promptly paid for as they are tendered. The same $3.40 per Share paid during the initial offering period will be paid during the subsequent offering period. Shares tendered during the initial offering period and during the subsequent offering period may not be withdrawn.

    The total amount of funds required to consummate the Offer and the Merger, and to pay the related fees and expenses (including repayment of all the Registrant's outstanding indebtedness) is estimated to be approximately $640 million. Cable & Wireless and its affiliates are financing the Offer and the Merger with internally available funds.

    Pursuant to Article II of the Merger Agreement, effective upon the acceptance of a majority of the outstanding Shares for payment pursuant to the Offer, Cable & Wireless is entitled to designate that number of directors to our board of directors, and each committee of our board of directors, equal to the product of (i) the total number of directors on our board and (ii) the percentage that the total number of Shares beneficially owned by Cable & Wireless and Dali bears to the total number of Shares outstanding.

NOTICE TO READ TENDER OFFER DOCUMENTS

    This current report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell shares of Digital Island. A Tender Offer Statement on Schedule TO was filed by Cable & Wireless on May 21, 2001 and amended on May 22, 2001, May 31, 2001, June 6, 2001 and June 19, 2001 and a Solicitation/Recommendation Statement on Schedule 14D-9 was filed by Digital Island on May 21, 2001, and amended on May 31, 2001, June 6, 2001 and June 19, 2001, with the Securities and Exchange Commission. You are urged to read the tender offer statement and any other relevant documents filed with the SEC. The Tender Offer Statement, the Solicitation/Recommendation Statement on Schedule 14D-9 and other documents filed with the SEC contain important information that you should consider before making any decision regarding the tender offer and related transactions. You may obtain a free copy of the Tender Offer Statement and other documents filed by Cable & Wireless and Digital Island with the SEC at the SEC's web site at www.sec.gov. The Tender Offer Statement and other documents filed with the SEC by Cable & Wireless are available free of charge from Cable & Wireless by directing a request to Cable & Wireless, 124 Theobalds Road, London WC1X 8RX, United Kingdom. In addition, the Solicitation/Recommendation Statement on Schedule 14D-9 and other documents filed with the SEC by Digital Island may be obtained free of charge from Digital Island by directing a request to Digital Island, 45 Fremont Street, 12th Floor, San Francisco, CA 94105.

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS

    (c)   Exhibits.  The following documents are filed as an exhibit to this report and are incorporated by reference in their entirety:

Exhibit	Description
2.1	Agreement and Plan of Merger, dated May 14, 2001, by and among Cable and Wireless plc, Dali Acquisition Corp. and Digital Island, Inc.
99.1	Joint press release issued on June 19, 2001, by Cable and Wireless plc and Digital Island, Inc.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL ISLAND, INC. (Registrant)
Date: June 29, 2001	By:	/s/ HOWARD LASKY Howard Lasky Vice President and General Counsel

EXHIBITS INDEX

Exhibit	Description
2.1	Agreement and Plan of Merger, dated May 14, 2001, by and among Cable and Wireless plc, Dali Acquisition Corp. and Digital Island, Inc.
99.1	Joint press release issued on June 19, 2001, by Cable and Wireless plc and Digital Island, Inc.